Exhibit 99.1

Media Contact:
Dana Stelsel
Corporate Communications Manager
(765) 771-5766
dana.stelsel@wabashnational.com

Investor Relations:
Jeff Taylor
Senior Vice President, Chief Financial Officer
(765) 771-5310
jeff.taylor@wabashnational.com

Wabash National Corporation Announces

Fourth Quarter and Full Year 2017 Results

•	Fourth quarter and full-year GAAP earnings of $0.80 and $1.78 per diluted share
•	Fourth quarter and full-year non-GAAP adjusted earnings of $0.36 and $1.38 per diluted share
•	Strong quote and order activity increases backlog to near record level of $1.2 billion
•	Company updates 2018 shipment guidance to 56,000 to 60,000 trailers and full-year earnings per diluted share guidance of $1.86 to $2.02

LAFAYETTE, Ind. – January 30, 2018 – Wabash National Corporation (NYSE: WNC), a diversified industrial manufacturer and a leading producer of semi-trailers, truck bodies and liquid transportation systems, today reported results for the fourth quarter and full-year periods ending December 31, 2017.

Net income for the fourth quarter 2017 was $49.4 million, or $0.80 per diluted share, compared to the fourth quarter 2016 net income of $23.0 million, or $0.36 per diluted share. Fourth quarter 2017 non-GAAP adjusted earnings was $22.3 million, or $0.36 per diluted share, a $2.0 million decrease as compared to the prior year period. Non-GAAP adjusted earnings for the fourth quarter 2017 exclude the one-time tax benefit associated with both the adjustment of the Company’s net deferred income tax liability totaling $19.7 million as a result of the Tax Cuts and Jobs Act of 2017 and the reversal of reserves for uncertain tax positions of $12.6 million. In addition, the fourth quarter 2017 adjusted earnings excludes non-recurring expenses totaling $6.6 million primarily related to acquisition and integration expenses associated with the Company’s acquisition of Supreme Industries, Inc. (“Supreme”) in September 2017 and charges incurred related to the closing of former branch locations. Net sales for the fourth quarter increased 18 percent to $543 million from $462 million in the prior year quarter and operating income decreased 13 percent to $35.3 million compared to operating income of $40.6 million for the fourth quarter 2016. Operating EBITDA, a non-GAAP measure that excludes the effects of certain items, for the fourth quarter 2017 was $51.1 million, a decrease of $2.5 million compared to operating EBITDA for the previous year quarter.

For the twelve months ended December 31, 2017, the Company reported net income of $111.4 million, or $1.78 per diluted share, on net sales of $1.77 billion, compared to net income of $119.4 million, or $1.82 per diluted share, on net sales of $1.85 billion for the twelve months ended December 31, 2016. Full-year 2017 results included tax benefits associated with both the adjustment of the Company’s net deferred income tax liability totaling $19.7 million as a result of the Tax Cuts and Jobs Act of 2017 and the reversal of reserves for uncertain tax positions of $12.6 million. Full-year results also include charges totaling $9.5 million related to acquisition and integration related costs for Supreme and early extinguishment of debt incurred with the Company’s purchase of a portion of the outstanding convertible senior notes net of gains from the transition and sale of former branch locations. Excluding the impact of these items, non-GAAP adjusted earnings for the full-year 2017 were $86.2 million, or $1.38 per diluted share. Full-year 2016 results included charges totaling $3.3 million related to early extinguishment of debt incurred with the Company’s purchase of a portion of the outstanding convertible senior notes and the impairment of intangible assets in connection with the Company’s segment realignment. Excluding the impact of these items, non-GAAP adjusted earnings for the full-year 2016 were $121.5 million, or $1.85 per diluted share. For the full-year 2017, the Company achieved operating EBITDA of $189.0 million, or 10.7 percent of net sales, as compared to $253.0 million, or 13.7 percent of net sales, for the previous year.

The following is a summary of select operating and financial results for the past five quarters:

	Three Months Ended
(Dollars in thousands, except per	December 31,	March 31,	June 30,	September 30,	December 31,
share amounts)	2016	2017	2017	2017	2017

Net Sales	$462,057	$362,716	$435,903	$425,098	$543,444

Gross Profit Margin	15.5%	16.4%	15.5%	14.3%	13.4%

Income from Operations	$40,621	$30,264	$38,668	$26,591	$35,293

Income from Operations Margin	8.8%	8.3%	8.9%	6.3%	6.5%

Net Income	$23,000	$20,173	$22,945	$18,947	$49,356

Diluted EPS	$0.36	$0.32	$0.36	$0.30	$0.80

Non-GAAP Measures(1):
Operating EBITDA	$53,606	$41,930	$49,450	$46,561	$51,062

Operating EBITDA Margin	11.6%	11.6%	11.3%	11.0%	9.4%

Adjusted Earnings	$24,213	$19,517	$23,189	$21,214	$22,250

Adjusted Diluted EPS	$0.38	$0.31	$0.37	$0.34	$0.36

Notes:

(1)	See “Non-GAAP Measures” below for explanation of the non-GAAP results included above.

The following is a summary of select operating and financial results for each of the last five years ending December 31, 2017:

	Twelve Months Ended
(Dollars in thousands, except per	December 31,	December 31,	December 31,	December 31,	December 31,
share amounts)	2013	2014	2015	2016	2017

Net Sales	$1,635,686	$1,863,315	$2,027,489	$1,845,444	$1,767,161

Gross Profit Margin	13.2%	12.5%	15.0%	17.6%	14.8%

Income from Operations	$103,191	$122,386	$180,369	$202,532	$130,816

Income from Operations Margin	6.3%	6.6%	8.9%	11.0%	7.4%

Net Income	$46,529	$60,930	$104,289	$119,433	$111,422

Diluted EPS	$0.67	$0.85	$1.50	$1.82	$1.78

Non-GAAP Measures(2):
Operating EBITDA	$149,890	$169,048	$229,464	$253,002	$189,004

Operating EBITDA Margin	9.2%	9.1%	11.3%	13.7%	10.7%

Adjusted Earnings	$48,190	$62,992	$103,392	$121,538	$86,166

Adjusted Diluted EPS	$0.70	$0.89	$1.49	$1.85	$1.38

Notes:

(2)	See “Non-GAAP Measures” below for explanation of the non-GAAP results included above.

Dick Giromini, chief executive officer, stated, “We are pleased overall with the Company’s 2017 performance, as we successfully established a stronger foundation for further growth and productivity for the current year and beyond. The addition of the Supreme truck body business was a key accomplishment as it not only adds immediate revenue and profit opportunity, but also provides significant diversification into a high-growth segment driven by the ever-increasing adoption of e-commerce.”

Mr. Giromini continued, “Operationally, following our fifth consecutive record year of profitability in 2016, a small reset was seemingly inevitable at some point. Despite a somewhat more challenging year for parts of our core businesses, we are nonetheless proud of the team’s efforts in overcoming many of the headwinds throughout the year, leading us to the strong finish in the fourth quarter that positioned us for new levels of success in 2018. New trailer shipments of 55,050 for the year were near the top-end of our previous guidance and we begin 2018 with a historically strong backlog of orders totaling $1.2 billion, an increase of 64 percent compared to the previous quarter.”

2018 Outlook

Mr. Giromini stated, “Looking at the current year, we continue to believe the demand environment for trailers overall will remain healthy as fleet age, regulatory compliance requirements such as the ELD implementation, a strong economy and customer profitability all support a continuation of an extended trailer cycle. Adding to this belief is the significant turnaround in demand for both our platform and tank trailer businesses, leading to the strongest backlog in more than two years for those businesses. Those factors combined with the addition of the Supreme truck body business, impact of the new Tax Cuts and Jobs Act of 2017, and effects of cost and productivity improvement initiatives throughout the business create a great recipe for success. In 2018 we expect to ship in the range of 56,000 to 60,000 trailer units, along with 22,000 to 24,000 truck body units, for a revenue projection of $2.05 billion to $2.15 billion. While the first quarter will be slow out of the gate due to timing of shipments, we believe that pace will accelerate beginning in the second quarter and throughout the balance of the year. Based on those, and other demand and cost assumptions, we project full-year earnings of $1.86 to $2.02 per diluted share.”

Business Segment Highlights

The table below is a summary of select segment operating and financial results prior to the elimination of intersegment sales for the fourth quarter and full-year periods of 2017 and 2016. As announced in the prior quarter, in the fourth quarter of 2017 the Company added a third reporting segment, Final Mile Products, which includes the results of our Supreme acquisition and the Company’s existing truck body growth and diversification initiative. A complete disclosure of the results by individual segment is included in the tables following this release.

(dollars in thousands)	Commercial Trailer Products		Diversified Products		Final Mile Products

Three months ended December 31
	2017	2016	2017	2016	2017
New trailers shipped	15,500	14,600	650	550	-
Net sales	$385,961	$379,343	$91,771	$85,795	$70,461
Gross profit	$47,055	$59,171	$18,040	$13,535	$8,150
Gross profit margin	12.2%	15.6%	19.7%	15.8%	11.6%
Income from operations	$40,134	$49,917	$5,532	$1,124	$(2,098)
Income from operations margin	10.4%	13.2%	6.0%	1.3%	-3.0%

Twelve months ended December 31
	2017	2016	2017	2016	2017
New trailers shipped	52,800	58,850	2,250	2,100	-
Net sales	$1,348,382	$1,506,110	$361,358	$352,404	$70,461
Gross profit	$183,912	$253,274	$70,159	$75,630	$8,150
Gross profit margin	13.6%	16.8%	19.4%	21.5%	11.6%
Income from operations	$151,999	$212,351	$20,376	$24,595	$(2,098)
Income from operations margin	11.3%	14.1%	5.6%	7.0%	-3.0%

Commercial Trailer Products’ net sales for the fourth quarter were $386 million, an increase of $7 million, or 2 percent, as compared to the prior year. Gross profit margin for the fourth quarter decreased 340 basis points as compared to the prior year period primarily due to increases in commodity costs and continued labor constraints resulting in higher overtime requirements to meet current demand. Operating income decreased $9.8 million, or 20 percent, from the fourth quarter last year to $40.1 million, or 10.4 percent of net sales.

Diversified Products’ net sales for the fourth quarter increased $6 million, or 7 percent, due primarily to the increased demand for liquid tank trailers and process systems products as compared to the previous year period. Gross profit and profit margins as compared to the prior year period increased $4.5 million and 390 basis points, respectively, primarily due to increased demand levels and the execution of cost management initiatives. Operating income for the fourth quarter 2017 was $5.5 million, or 6.0 percent of net sales, an increase of $4.4 million compared to the prior year.

Final Mile Products’ net sales for the fourth quarter totaled $70 million. Gross profit and gross profit margin for the fourth quarter were $8.1 million and 11.6 percent, respectively. Excluding non-recurring acquisition and integration related costs, gross profit and operating margins for the fourth quarter were 17.6 percent and 3.9 percent, respectively. Truck body demand continues to be strong as backlog increased 33 percent compared to the prior year.

Non-GAAP Measures

In addition to disclosing financial results calculated in accordance with United States generally accepted accounting principles (GAAP), the financial information included in this release contains non-GAAP financial measures, including operating EBITDA, operating EBITDA margin, adjusted earnings and adjusted earnings per diluted share.

These non-GAAP measures should not be considered a substitute for, or superior to, financial measures and results calculated in accordance with GAAP, including net income, and reconciliations to GAAP financial statements should be carefully evaluated.

Operating EBITDA is defined as earnings before interest, taxes, depreciation, amortization, stock-based compensation, charges incurred in connection with the acquisition and integration of Supreme, impairment of goodwill and other intangible assets, and other non-operating income and expense. Management believes providing operating EBITDA is useful for investors to understand the Company’s performance and results of operations period to period with the exclusion of the items identified above. Management believes the presentation of operating EBITDA, when combined with the GAAP presentations of operating income and net income, is beneficial to an investor’s understanding of the Company’s operating performance. A reconciliation of operating EBITDA to net income is included in the tables following this release.

Adjusted earnings and adjusted earnings per diluted share for the three- and twelve-month periods ending December 31, 2017 and 2016 reflect adjustments for charges incurred in connection with acquisition and integration of Supreme, the losses attributable to the Company’s extinguishment of debt, impairment of goodwill and other intangible assets, executive severance costs, income or losses recognized on sale of former branch locations as well as tax benefits associated with the adjustment of the Company’s net deferred income tax liability as a result of the Tax Cuts and Jobs Act of 2017 and reversal of reserves for uncertain tax positions. Management believes providing adjusted measures and excluding certain items facilitates comparisons to the Company’s prior year periods and, when combined with the GAAP presentation of net income and diluted net income per share, is beneficial to an investor’s understanding of the Company’s performance. A reconciliation of adjusted earnings and adjusted earnings per diluted share to net income and net income per diluted share is included in the tables following this release.

Fourth Quarter and Full-Year 2017 Conference Call

Wabash National will conduct a conference call to review and discuss its fourth quarter and full-year results on January 31, 2018 at 10:00 a.m. EST.  Access to the live webcast will be available on the Company’s website at www.wabashnational.com. For those unable to participate in the live webcast, the call will be archived at www.wabashnational.com within three hours of the conclusion of the live call and will remain available through April 25, 2018. Meeting access also will be available via conference call at 800-708-4540, participant code 46320733.

About Wabash National Corporation

Headquartered in Lafayette, Indiana, Wabash National Corporation (NYSE: WNC) is a diversified industrial manufacturer and a leading producer of semi-trailers, truck bodies and liquid transportation systems. Established in 1985, the Company manufactures a diverse range of products including: dry freight and refrigerated trailers, platform trailers, bulk tank trailers, dry and refrigerated truck bodies, truck-mounted tanks, intermodal equipment, aircraft refueling equipment, structural composite panels and products, trailer aerodynamic solutions, and specialty food grade and pharmaceutical equipment. Its innovative products are sold under the following brand names: Wabash National®, Beall®, Benson®, Brenner® Tank, Bulk Tank International, DuraPlate®, Extract Technology®, Garsite, Progress Tank, Supreme®, Transcraft®, Walker Engineered Products, and Walker Transport. Learn more at www.wabashnational.com.

Safe Harbor Statement

This press release contains certain forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements convey the Company’s current expectations or forecasts of future events. All statements contained in this press release other than statements of historical fact are forward-looking statements. These forward-looking statements include, among other things, all statements regarding the Company’s outlook for trailer and truck body shipments, backlog, expectations regarding demand levels for trailers, truck bodies, non-trailer equipment and our other diversified product offerings, pricing, profitability and earnings, cash flow and liquidity, opportunity to capture higher margin sales, new product innovations, our growth and diversification strategies and our expectations with regards to capital allocation. These and the Company’s other forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those implied by the forward-looking statements. Without limitation, these risks and uncertainties include the successful integration of Supreme into the Company’s business, adverse reactions to the transaction by customers, suppliers or strategic partners, uncertain economic conditions including the possibility that customer demand may not meet our expectations, increased competition, reliance on certain customers and corporate partnerships, risks of customer pick-up delays, shortages and costs of raw materials, risks in implementing and sustaining improvements in the Company’s manufacturing operations and cost containment, dependence on industry trends and timing and costs of indebtedness. Readers should review and consider the various disclosures made by the Company in this press release and in the Company’s reports to its stockholders and periodic reports on Forms 10-K and 10-Q.

# # #

WABASH NATIONAL CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Dollars in thousands, except per share amounts)

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2017	2016	2017	2016

Net sales	$543,444	$462,057	$1,767,161	$1,845,444
Cost of sales	470,568	390,572	1,506,286	1,519,910
Gross profit	72,876	71,485	260,875	325,534

General and administrative expenses	24,314	19,036	77,825	74,129
Selling expenses	8,020	6,849	25,588	27,270
Amortization of intangibles	4,348	4,979	17,041	19,940
Acquisition Expenses	901	-	9,605	-
Impairment of goodwill	-	-	-	1,663
Income from operations	35,293	40,621	130,816	202,532

Other income (expense):
Interest expense	(7,335)	(3,725)	(16,400)	(15,663)
Other, net	194	(1,679)	8,122	(1,452)
Income before income taxes	28,152	35,217	122,538	185,417
Income tax (benefit) expense	(21,204)	12,217	11,116	65,984
Net income	$49,356	$23,000	$111,422	$119,433
Dividends declared per share	$0.075	$0.060	$0.255	$0.060
Basic net income per share	$0.84	$0.37	$1.88	$1.87
Diluted net income per share	$0.80	$0.36	$1.78	$1.82

Comprehensive income
Net income	$49,356	$23,000	$111,422	$119,433
Foreign currency translation adjustment	(342)	(403)	487	(1,347)
Net comprehensive income	$49,014	$22,597	$111,909	$118,086

Basic net income per share:
Net income applicable to common stockholders	$49,356	$23,000	$111,422	$119,433
Weighted average common shares outstanding	58,416	61,469	59,358	63,729
Basic net income per share	$0.84	$0.37	$1.88	$1.87

Diluted net income per share:
Net income applicable to common stockholders	$49,356	$23,000	$111,422	$119,433

Weighted average common shares outstanding	58,416	61,469	59,358	63,729
Dilutive shares from assumed conversion of convertible senior notes	1,672	945	1,726	794
Dilutive stock options and restricted stock	1,479	1,287	1,514	1,239
Diluted weighted average common shares outstanding	61,567	63,701	62,598	65,762
Diluted net income per share	$0.80	$0.36	$1.78	$1.82

WABASH NATIONAL CORPORATION

SEGMENTS AND RELATED INFORMATION

(Dollars in thousands)

(Unaudited)

	Commercial	Diversified	Final Mile	Corporate and
Three Months Ended December 31,	Trailer Products	Products	Products	Eliminations	Consolidated
2017
New trailers shipped	15,500	650	-	-	16,150
Used trailers shipped	550	50	-	-	600

New Trailers	$367,526	$40,895	$-	$-	$408,421
Used Trailers	$5,352	$821	$-	$-	6,173
Components, parts and service	$9,908	$23,931	$1,877	$(4,749)	30,967
Equipment and other	$3,175	$26,124	$68,584	$-	97,883
Total net external sales	$385,961	$91,771	$70,461	$(4,749)	$543,444

Gross profit	$47,055	$18,040	$8,150	$(369)	$72,876
Income (Loss) from operations	$40,134	$5,532	$(2,098)	$(8,275)	$35,293

2016
New trailers shipped	14,600	550	-	-	15,150
Used trailers shipped	150	-	-	-	150

New Trailers	$359,767	$33,353	$-	$-	$393,120
Used Trailers	1,796	562	-	-	2,358
Components, parts and service	13,082	22,867	-	(3,055)	32,894
Equipment and other	4,698	29,013	-	(26)	33,685
Total net external sales	$379,343	$85,795	$-	$(3,081)	$462,057

Gross profit	$59,171	$13,535	$-	$(1,221)	$71,485
Income (Loss) from operations	$49,917	$1,124	$-	$(10,420)	$40,621

Twelve Months Ended December 31,
2017
New trailers shipped	52,800	2,250	-	-	55,050
Used trailers shipped	1,050	100	-	-	1,150

New Trailers	$1,273,584	$140,105	$-	$-	$1,413,689
Used Trailers	$10,720	$3,278	$-	$-	13,998
Components, parts and service	$48,008	$117,681	$1,877	$(13,040)	154,526
Equipment and other	$16,070	$100,294	$68,584	$-	184,948
Total net external sales	$1,348,382	$361,358	$70,461	$(13,040)	$1,767,161

Gross profit	$183,912	$70,159	$8,150	$(1,346)	$260,875
Income (Loss) from operations	$151,999	$20,376	$(2,098)	$(39,461)	$130,816

2016
New trailers shipped	58,850	2,100	-	-	60,950
Used trailers shipped	950	100	-	-	1,050

New Trailers	$1,421,586	$129,639	$-	$(89)	$1,551,136
Used Trailers	11,998	3,176	-	-	15,174
Components, parts and service	56,191	111,519	-	(12,955)	154,755
Equipment and other	16,335	108,070	-	(26)	124,379
Total net external sales	$1,506,110	$352,404	$-	$(13,070)	$1,845,444

Gross profit	$253,274	$75,630	$-	$(3,370)	$325,534
Income (Loss) from operations	$212,351	$24,595	$-	$(34,414)	$202,532

WABASH NATIONAL CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(Dollars in thousands)

	December 31,	December 31,
	2017	2016
	(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$191,521	$163,467
Accounts receivable	146,836	153,634
Inventories	180,735	139,953
Prepaid expenses and other	57,299	24,351
Total current assets	$576,391	$481,405

Property, plant and equipment	195,363	134,138

Deferred income taxes	-	20,343

Goodwill	317,464	148,367

Intangible assets	237,030	94,405

Other assets	25,265	20,075
	$1,351,513	$898,733

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Current portion of long-term debt	$46,020	$2,468
Current portion of capital lease obligations	290	494
Accounts payable	108,448	71,338
Other accrued liabilities	128,910	92,314
Total current liabilities	$283,668	$166,614

Long-term debt	504,091	233,465

Capital lease obligations	1,012	1,409

Deferred income taxes	36,955	499

Other noncurrent liabilities	19,724	24,355

Stockholders' equity	506,063	472,391
	$1,351,513	$898,733

WABASH NATIONAL CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Dollars in thousands)

(Unaudited)

	Twelve Months Ended
	December 31,
	2017	2016

Cash flows from operating activities
Net income	$111,422	$119,433
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation	18,012	16,830
Amortization of intangibles	17,041	19,940
Net (gain) loss on the sale of property, plant, and equipment	(8,046)	101
Deferred income taxes	(14,814)	4,044
Loss on debt extinguishment	799	1,895
Stock-based compensation	10,429	12,038
Impairment of goodwill	-	1,663
Non-cash interest expense	2,258	3,475
Changes in operating assets and liabilities
Accounts receivable	31,943	(809)
Inventories	(13,158)	24,969
Prepaid expenses and other	(2,014)	(10,147)
Accounts payable and accrued liabilities	(963)	(13,002)
Other, net	(8,530)	(1,680)
Net cash provided by operating activities	$144,379	$178,750

Cash flows from investing activities
Capital expenditures	(26,056)	(20,342)
Proceeds from the sale of property, plant, and equipment	10,860	19
Acquisition, net of cash acquired	(323,487)	-
Other, net	6,443	3,014
Net cash used in investing activities	$(332,240)	$(17,309)

Cash flows from financing activities
Proceeds from exercise of stock options	5,790	4,831
Borrowings under senior notes	325,000	-
Dividends paid	(15,315)	-
Borrowings under revolving credit facilities	713	618
Payments under revolving credit facilities	(713)	(618)
Principal payments under capital lease obligations	(600)	(779)
Proceeds from issuance of term loan credit facility	377,519	-
Principal payments under term loan credit facilities	(386,577)	(1,928)
Principal payments under industrial revenue bond	(583)	(473)
Debt issuance costs paid	(6,783)	-
Stock repurchase	(74,491)	(98,922)
Convertible senior notes repurchase	(8,045)	(79,556)
Net cash used in financing activities	$215,915	$(176,827)

Net increase in cash and cash equivalents	$28,054	$(15,386)
Cash and cash equivalents at beginning of period	163,467	178,853
Cash and cash equivalents at end of period	$191,521	$163,467

WABASH NATIONAL CORPORATION

RECONCILIATION OF GAAP FINANCIAL MEASURES TO

NON-GAAP FINANCIAL MEASURES

(Dollars in thousands, except per share amounts)

(Unaudited)

Operating EBITDA1:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2017	2016	2017	2016
Net income	$49,356	$23,000	$111,422	$119,433
Income tax expense	(21,204)	12,217	11,116	65,984
Interest expense	7,335	3,725	16,400	15,663
Depreciation and amortization	9,651	9,565	35,053	36,769
Stock-based compensation	2,117	3,420	10,429	12,038
Impairment of intangibles	-	-	-	1,663
Acquisition expenses and related charges	4,002	-	12,706	-
Other non-operating (income) expense	(194)	1,679	(8,122)	1,452
Operating EBITDA	$51,062	$53,606	$189,004	$253,002

	Three Months Ended
	March 31, 2017	June 30, 2017	September 30, 2017
Net income	$20,173	$22,945	$18,947
Income tax expense	8,434	13,160	10,728
Interest expense	2,990	2,888	3,187
Depreciation and amortization	8,704	8,315	8,386
Stock-based compensation	2,963	2,467	2,881
Acquisition expenses and related charges	-	-	8,704
Other non-operating (income) expense	(1,333)	(325)	(6,271)
Operating EBITDA	$41,930	$49,450	$46,561

Adjusted Earnings2:

	Three Months Ended December 31,				Twelve Months Ended December 31,
	2017		2016		2017		2016
	$	Per Share	$	Per Share	$	Per Share	$	Per Share

Net Income	$49,356	$0.80	$23,000	$0.36	$111,422	$1.78	$119,433	$1.82

Adjustments:
Facility transactions[3]	274	-	450	0.01	(6,546)	(0.10)	(290)	-
Impairment of goodwill and other intangibles	-	-	-	-	-	-	1,663	0.03
Loss on debt extinguishment	32	-	1,408	0.02	800	0.01	1,895	0.03
Executive severance expense	-	-	-	-	238	-	-	-
Acquisition expenses and related charges	6,308	0.10	-	-	15,012	0.24	-	-
Tax effect of aforementioned items	(2,381)	(0.04)	(645)	(0.01)	(3,421)	(0.05)	(1,163)	(0.02)
Tax reform and other discrete tax adjustments	(31,339)	(0.51)	-	-	(31,339)	(0.50)	-	-

Adjusted earnings	$22,250	$0.36	$24,213	$0.38	$86,166	$1.38	$121,538	$1.85

Weighted Average # of Diluted Shares O/S	61,567		63,701		62,598		65,762

	Three Months Ended
	March 31, 2017		June 30, 2017		September 30, 2017
	$	Per Share	$	Per Share	$	Per Share

Net Income	$20,173	$0.32	$22,945	$0.36	$18,947	0.30

Adjustments:
Facility transactions[3]	(1,665)	(0.03)	18	-	(5,165)	(0.08)
Loss on debt extinguishment	640	0.01	125	-	3	-
Executive severance expense	-	-	238	-		-
Acquisition expenses and related charges	-	-	-	-	8,704	0.14
Tax effect of aforementioned items	369	0.01	(137)	-	(1,275)	(0.02)

Adjusted earnings	$19,517	$0.31	$23,189	$0.37	$21,214	$0.34

Weighted Average # of Diluted Shares O/S	63,390		63,207		62,236

[1]Operating EBITDA is defined as earnings before interest, taxes, depreciation, amortization, stock-based compensation, acquisition expenses and related charges, impairment of goodwill and other intangibles, and other non-operating income and expense.

[2]Adjusted earnings and adjusted earnings per diluted share reflect adjustments for charges incurred in connection with acquistion expense and related costs, the losses attributable to the Company's extinguishment of debt, income or losses recognized on the sale and/or closure of former Company locations, one-time executive severance costs and impairment of goodwill or other intangible asset charges.

[3]Facility transactions in 2016 and 2017 relate to gains and/or losses incurred for the sale or closure of the Company's retail branch locations.